UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2019

FLEXSTEEL INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-5151	42-0442319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
385 Bell St, Dubuque, Iowa	52001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 563-556-7730

_______________________________________________________________________________________
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value	FLXS	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 2.05           Costs Associated with Exit or Disposal Activities.

On May 15, 2019, the Company announced it will exit Commercial Office and custom-designed Hospitality product lines which represent approximately 7% of its revenue.  In addition, the Company will permanently close its Riverside, California manufacturing facility.  The total number of employees displaced as a result of this restructuring action is approximately 130.  These changes are initial outcomes driven from the customer and product line profitability and footprint optimization analyses designed to increase organizational effectiveness, gain manufacturing efficiencies and provide cost savings that can be invested in growth initiatives offering greater returns to our shareholders.

The Company expects to incur approximately $13 million of pre-tax restructuring expenses related to this action of which approximately $4 million will require a cash outlay.  Of the total amount, approximately $3 million is estimated for pre-tax severance, $1 million for related expenses and approximately $9 million for inventory impairment.  The Company anticipates the restructuring action to be completed by the end of fiscal year 2019.

Item 2.06           Material Impairments.

The information set forth under Item 2.05 of this current report on Form 8-K is incorporated by reference into this item 2.06.

Item 7.01           Regulation FD Disclosure.

On May 15, 2019, the Company issued a press release announcing the restructuring.  A copy of that press release is furnished as Exhibit 99.1 of this Current Report on form 8-K.

Forward-Looking Statements

Statements, including those in this report, which are not historical or current facts, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. There are certain important factors that could cause our results to differ materially from those anticipated by some of the statements made herein. Investors are cautioned that all forward-looking statements involve risk and uncertainty. Some of the factors that could affect results are the cyclical nature of the furniture industry, supply chain disruptions, litigation, the effectiveness of new product introductions and distribution channels, the product mix of sales, pricing pressures, the cost of raw materials and fuel, retention and recruitment of key employees, actions by governments including laws, regulations, taxes and tariffs, the amount of sales generated and the profit margins thereon, competition (both U.S. and foreign), credit exposure with customers, participation in multi-employer pension plans and general economic conditions. For further information regarding these risks and uncertainties, see the “Risk Factors” section in Item 1A of our most recent Annual Report on Form 10-K as updated by the additional risk factor included in Item 1A of Part II of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019.

Item 9.01           Financial Statements and Exhibits

Exhibit 99.1        Press Release dated May 15, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSTEEL INDUSTRIES, INC.
(Registrant)

Date:	May 15, 2019	By:	/s/ Marcus D. Hamilton
Marcus D. Hamilton
Chief Financial Officer, Secretary and Treasurer
Principal Financial and Accounting Officer